  Exhibit 10.1

DEED OF TERMINATION OF JOINT VENTURE AGREEMENT

This Deed of Termination of Joint Venture Agreement (“Deed”) is made on this 4th day of June 2019 (the “Effective Date”), by and among:

SANUWAVE Health, Inc., a company incorporated in the State of Nevada, U.S.A. and located at 3360 Martin Farm Road, Suite 100, Suwanee, GA 30024 U.S.A (“SANUWAVE”).

Johnfk Medical, Inc., a company incorporated in Taiwan and located at 7 -8F, No. 919, Zhongzheng Road, Shonghe Dist., New Taipei City 235, Taiwan (“JohnFK”).

And

Holistic Health Institute Pte. Ltd, an exempt private limited company incorporated in the Republic of Singapore, company number 201838185F with a registered address at 6 Temasek Boulevard, #09-05, Suntec Tower Four, Singapore (038986) (the “Company”).

*referred to in the JV Agreement (as defined below) as “Holistic Health Institute Pte. Ltd (with such company name subject to confirmation by Singapore Government)”

SANUWAVE, JohnFK and the Company are individually referred to as such or as a “Party,” and are collectively referred to as the “Parties,” in this Deed.

WHEREAS:

A.
The Parties entered into that certain Joint Venture Agreement dated as of September 21, 2018 (as amended, the “JV Agreement”) to establish the Company as a joint venture (the “JV”) for undertaking the business to (a) sell, rent and distribute SANUWAVE’s dermaPACE® and orthoPACE® devices (the “Products”) in the territory comprising Taiwan, Singapore, Malaysia, Brunei, Cambodia, Myanmar, Laos, Indonesia, Thailand, the Philippines, Vietnam and such additional regions of Southeast Asia (if any) agreed to from time to time among the Parties (the “Territory”); (b) refurbish and maintain applicators for usage by clients in the Territory, and (c) carry on such other businesses and activities in the Territory and make other investments as may be approved by the Board (as defined in the JV Agreement) from time to time (collectively, the “Business”).

B.
SANUWAVE and JohnFK have held discussions pursuant to which JohnFK has agreed and consented to:
Pay SANUWAVE the outstanding amount of $63,275 USD for equipment delivered to JohnFK (See Exhibit A hereto for copy of outstanding invoices) (the “Equipment Payment”).

Pay SANUWAVE a penalty fee of $50,000 USD for early termination of the JV Agreement (See Exhibit B hereto for copy of penalty fee invoice) (the “Early Termination Payment”).

C.
The Parties desire by this Deed to terminate the JV and the JV Agreement and to provide for the liquidation of the Company as soon as reasonably practicable following the execution and delivery of this Deed by the Parties, all subject to the terms and conditions detailed hereunder.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.
 Termination and Liquidation. The JV Agreement is hereby terminated. Each of SANUWAVE and JohnFK hereby waives its rights under the first sentence of Section 7.3 of the JV Agreement and authorizes the winding down and liquidation of the Company as soon as reasonably practicable following the Effective Date. Subject to applicable laws governing distributions in liquidation, all distributions in liquidation, if any, to SANUWAVE and JohnFK shall be made in accordance with Section 7.3 of the JV Agreement. Each Party agrees that it will reasonably cooperate with each other Party in order to ensure an orderly winding down and liquidation of the Company. Without limitation of any other provision of this Deed, in connection with the winding down and liquidation of the Company, each of the Company and JohnFK (i) shall return to SANUWAVE all proprietary information and materials of SANUWAVE, and all copies and other manifestations thereof, relating to the Products, and (ii) at its sole expense shall execute, acknowledge, attest, certify and deliver any and all assignments, certificates, instruments and documents reasonably requested by SANUWAVE from time to time in order to effect the assignment to or obtaining by SANUWAVE of any and all registrations, licenses and permissions necessary to the importation, promotion, marketing, sale, rental, distribution and/or servicing of the Products and related technology and intellectual property within the Territory or any part thereof (excluding such as possessed by JohnFK with respect to Taiwan, subject to the execution and delivery by SANUWAVE and JohnFK of the Distribution Agreement (as hereinafter defined).

2.
Rights and Licenses. Without limiting the generality of the foregoing, all rights and licenses granted by SANUWAVE to the Company and/or JohnFK under the JV Agreement or otherwise in connection with the JV with respect to the Products and to any intellectual property rights therein, including, but not limited to, rights and licenses to import, promote, market, sell, rent, distribute and/or service the Products in the Territory and to use and display the trademarks of SANUWAVE in connection with such activities, are hereby terminated. The Parties agree that SANUWAVE is and shall remain the sole and absolute owner of the Products and of any and all improvements, modifications, updates, upgrades and enhancements thereto made by any Party during the term of the JV Agreement, and of all technology and intellectual property rights relating thereto. All registrations of the Products obtained by or on behalf of the Company and/or JohnFK in the Territory shall belong solely to, and are hereby assigned and conveyed by the Company and JohnFK to, SANUWAVE, and may be assigned by SANUWAVE to any other person or persons in SANUWAVE’s sole discretion.

3.
Payment. Concurrently with the execution and delivery of this Deed by the Parties, JohnFK shall pay to SANUWAVE the Equipment Payment and the Early Termination Payment in US Dollars in a single installment by wire transfer of immediately available funds to the designated account of SANUWAVE.

4.
Representations and Warranties. Each of the Parties represents and warrants that:

(i)
its execution, delivery and performance of this Deed: (a) has been duly authorized by all necessary corporate action of such Party; (b) does not violate any provision of any of the governing documents of such Party; (c) will not constitute a breach of or a default under (or an event which with the giving of notice or the passage of time, or both, would constitute such a breach of or default under) any agreement, commitment, contract, instrument, mortgage, indenture, lease or license, written or oral, to which such Party is a party or to which it may be subject or by which it or any of its assets may be bound; (d) will not violate any law or regulation applicable to such Party; and (e) does not require the consent, approval or waiver of or by any other person or entity or any governmental authority, which consent, approval or waiver has not been obtained in writing by such Party on or before the Effective Date; and

(ii)
the Deed constitutes the valid and legally binding agreement of such Party enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable laws regarding bankruptcy, insolvency or creditors’ rights generally or by general principles of equity or limitations on the availability of equitable relief.

5.
Liquidation Expenses. Each of SANUWAVE and JohnFK shall be responsible for, bear and pay one-half of the total aggregate fees, costs and expenses incurred in connection with the winding down and liquidation of the Company.

6.
Distribution Agreement. Concurrently with the execution and delivery hereof, SANUWAVE and JohnFK shall enter into a Distribution Agreement in substantially the form attached hereto as Exhibit C (the “Distribution Agreement”).

7.
Release. Each Party, for itself and its respective affiliates and subsidiaries and each of their past, present and future agents, attorneys, representatives, officers, directors, members, partners, shareholders, subsidiaries, affiliates, successors and assigns, and the beneficiaries, heirs, executors, administrators, and families of such persons (collectively, “Releasors”), in consideration of the releases herein provided by the other Parties, does hereby release, waive, remise, and forever discharge each other Party and such other Party’s respective predecessors and its and their past, present and future agents, attorneys, representatives, officers, directors, members, partners, shareholders, subsidiaries, affiliates, successors and assigns, and the beneficiaries, heirs, executors, administrators, and families of such persons (collectively, “Releasees”) from all, and all manner of, actions, causes of action, suits, bonds, bills, covenants, controversies, agreements, promises, trespasses, damages (whether general, special or punitive), judgments, executions, claims and demands, indebtedness (either as principal obligor or as surety or other accommodation party), liens, liabilities, obligations, indemnities, costs, expenses, losses, attorneys’ fees and expenses (whether or not litigation is commenced), of every kind and nature whatsoever, whether based in contract, tort, or statutory liability, whether fixed or contingent, known or unknown, suspected or unsuspected, foreseen or unforeseen (“Claim” or “Claims”), which any such Releasor had, now has or may in the future have, arising under or related to the JV, the JV Agreement and/or the transactions of the Parties carried on thereunder or in connection therewith. Notwithstanding the foregoing, nothing in this Section 7 shall release any Releasor from (i) its or his obligations under this Deed or the Distribution Agreement, (ii) any Claim arising under or related to the winding down and/or liquidation of the Company, or (iii) any breach or violation by a party after the Effective Date of its confidentiality obligations under Section 6.2 of the JV Agreement, which Section 6.2 the Parties agree shall survive the execution and delivery of this Deed and the termination of the JV Agreement.

8.
Governing Law. This Deed shall be governed by and construed in accordance with the laws of Singapore.

9.
Dispute Resolution. Any dispute among the Parties or between any of them arising under or related to this Deed shall be resolved in accordance with the provisions of Section 8.2 of the JV Agreement, which provisions are hereby incorporated by reference into this Deed.

10.
Entire Agreement. This Deed and the Distribution Agreement represent the entire and final agreement of the Parties with respect to the subject matter hereof and thereof, and supersede and merge any and all prior agreements, statements, promises and communications by, between or among the Parties or any of them with respect to such subject matter.

11.
Severability. Each and every obligation under this Deed shall be treated as a separate obligation and shall be enforceable as such. If a term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (i) the legality, validity or enforceability in the jurisdiction of any other term of this Deed or (ii) the legality, validity or enforceability in any other jurisdictions of that or any other term of this Deed. Such term shall be replaced or mutually acceptable provision, which being valid, legal, enforceable comes closest to the intention of the Parties underlying such illegal, invalid or unenforceable provision.

12.
Notices. All communications, notices and disclosures required or permitted by this Deed shall be in writing and shall be deemed to have been given on the earlier of the date (a) when delivered personally, by messenger, by overnight delivery service or otherwise, or (b) when received via facsimile, telex or other electronic transmission, in all cases addressed to the Party to which it is intended at its address or telefacsimile number set forth below, unless and until a Party notifies the other Party in writing of a change:

If to SANUWAVE:

SANUWAVE Health, Inc.

Attn: Chief Financial Officer

3360 Martin Farm Road, Suite 100

Suwanee, GA 30024

Lisa.Sundstrom@sanuwave.com

If to JohnFK:

JohnFK Medical, Inc.

Attn: President

916 Zhongheng Road, Zhonghe District

New Taipei City, Taiwan

Feikai.syu@fkshealth.com

If to the Company:

Holistic Wellness Alliance Pte. Ltd.

6 Temasek Boulevard, #09-05

Suntec Tower Four

Singapore (038986)

13.
Counterparts. This Deed may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Deed of Termination of Joint Venture Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

Signed, Sealed and Delivered for and on behalf of:

SANUWAVE HEALTH, INC.

By: ____________________________

Name: Kevin A. Richardson II

Title: Chief Executive Officer and
Chairman of the Board of Directors

In the presence of:

________________________________
Witness’ signature
Name:

Signed, Sealed and Delivered for and on behalf of:

HOLISTIC HEALTH INSTITUTE PTE. LTD

By: ____________________________

Name:

Title:

In the presence of:

_____________________________
Witness’ signature
Name:

Signed, Sealed and Delivered for and on behalf of:

JOHNFK MEDICAL, INC.

By: ____________________________

Name: Fei-Kai Syu

Title: Chairman and Chief Executive Officer

In the presence of:

___________________________________
Witness’ signature
Name:

EXHIBIT A

OUTSTANDING INVOICES

Invoice 20301 Dated October 31, 2018 for $6,050.00

Invoice 20329 Dated December 28, 2018 for $58,325.00

(see attached)

EXHIBIT B

JOINT VENTURE TERMINATION PENALTY INVOICE

Invoice 20335 Dated April 11, 2019 for $50,000.00

(see attached)

EXHIBIT C

FORM OF DISTRIBUTION AGREEMENT

(see attached)